EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of common stock for the Continental Airlines, Inc. 2004 Employee Stock Purchase Plan of our reports dated January 20, 2004, with respect to the consolidated financial statements and schedule of Continental Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
March 5, 2004